As filed with the Securities and Exchange Commission on December 30, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AVNET, INC.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)
11-1890605
(I.R.S. Employer Identification Number)
2211 South 47th Street
Phoenix, Arizona 85034
(480) 643-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

David R. Birk, Esq.
Senior Vice President and General Counsel
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034
(480) 643-2000
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to:
Barbara Becker
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
(212) 351-4000
          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Amount to be Registered
Proposed Maximum Offering Price Per Unit
Title of Each Class of	Proposed Maximum Registration Fee Price
Securities to be Registered	Amount of Registration Fee
Common Stock, par value $1.00 per share	(1)
Total

(1)	An indeterminate aggregate offering price or number of shares of Common Stock is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

PROSPECTUS
Avnet, Inc.
Common Stock
          The shares of our common stock covered by this prospectus were initially sold in a private placement transaction on July 5, 2005. We will not receive any proceeds from the resale by selling shareholders of their shares of common stock hereunder.
          Avnet’s common stock is listed on the New York Stock Exchange under the symbol “AVT.”
          We will provide the specific terms of these securities in supplements to this prospectus at the time when such securities are offered. You should read this prospectus and the applicable supplement carefully before you invest in any of these securities. The information in this prospectus is not complete and may be changed. This prospectus and any accompanying prospectus supplement do not contain an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, or an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where the offer or sale is not permitted.
               Our principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034, telephone (480) 643-2000.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2005

          We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or a prospectus supplement. The information contained in this prospectus and any accompanying prospectus supplement is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus, we are not implying that the information is current as of the date of the delivery or sale.

i

          Whenever we refer to “Avnet” or to “us,” or use the terms “we” or “our” in this prospectus, we are referring to Avnet, Inc. a New York corporation, and its consolidated subsidiaries. However, for purposes of the section entitled “Description of Common Stock” whenever we refer to “Avnet” or to “us,” or use the terms “we” or “our,” we are referring only to Avnet, Inc.
ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, you should assume that the statements made in the prospectus supplement modify or supersede those made in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
FORWARD-LOOKING STATEMENTS
          This prospectus and the documents incorporated or deemed to be incorporated by reference into this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Avnet, Inc. and subsidiaries. You can find many of these statements by looking for words like “believes,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions in this prospectus or in documents incorporated by reference in this prospectus.
          These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to, the following:
•	A technology industry down-cycle, particularly in the semiconductor sector, would adversely affect Avnet’s expected operating results.

•	Competitive margin pressures among distributors of electronic components and computer products may increase significantly through increased competition for existing customers or otherwise.

•	General economic or business conditions, domestic and foreign, may be less favorable than management expected, resulting in lower sales and profitability which can, in turn, impact the Company’s credit ratings, debt covenant compliance and liquidity, as well as the Company’s ability to maintain existing unsecured financing or to obtain new financing.

•	Avnet may be adversely affected by the allocation of products by suppliers.

•	Avnet’s ability to successfully integrate the Memec acquisition may impact Avnet’s ability to achieve the desired synergy savings and expected profitability in the combined business.

•	Legislative or regulatory changes may adversely affect the businesses in which Avnet is engaged.

•	Adverse changes may occur in the securities markets.

•	Changes in interest rates and currency fluctuations may impact Avnet’s profit margins.
          Although management believes that the plans and expectations reflected in or suggested by these forward-looking statements are reasonable, management cannot assure you that we will achieve or realize these plans and expectations. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by them. Management cautions you not to place undue reliance on these statements, which speak only as of the date of this prospectus.
          We do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC (Commission File Number 1-04224). These filings contain important information, which does not appear in this prospectus. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room and to obtain copies of Avnet’s filings. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). We also post certain of these filings on our website at www.avnet.com. You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
          We have filed registration statements and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statements contain additional information about us and the securities we may issue. You may inspect the registration statements and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede a portion or all of the information in the documents listed below. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Avnet’s Annual Report on Form 10-K for the fiscal year ended July 2, 2005,

•	Avnet’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2005,

•	To the extent filed, Avnet’s Current Reports on Form 8-K filed on July 11, 2005, August 19, 2005, September 13, 2005, September 27, 2005, September 29, 2005, October 17, 2005, and November 17, 2005, as amended by our Current Reports on Form 8-K/A filed on August 15, 2005, September 16, 2005 and September 30, 2005, respectively,

•	Avnet’s Proxy Statement filed on October 5, 2005, and

•	the description of Avnet’s common stock which appears in Avnet’s registration statement for the registration of the common stock under Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed to update this description.
     All documents which Avnet has filed or will file, as applicable, with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of the registration statement and after the reports listed above and before the termination of this offering of Avnet’s securities will be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

     You may request a copy of these filings at no cost by writing or telephoning us at the following address:
Corporate Secretary
Avnet, Inc.
2211 South 47th Street
Phoenix, Arizona 85034
480-643-2000
     You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

THE COMPANY
          Avnet is the world’s largest industrial distributor, based on sales, of electronic components, enterprise computer products and embedded subsystems. Avnet creates a vital link in the technology supply chain that connects over 300 of the world’s leading electronic component and computer product manufacturers and software developers as a single source for multiple products for a global customer base of over 100,000 original equipment manufacturers (“OEMs”), contract manufacturers, original design manufacturers, value-added resellers (“VARs”) and end-users. Avnet distributes electronic components, computer products and software as received from its suppliers or with assembly or other value added by Avnet. Additionally, Avnet provides engineering design, materials management and logistics services, system integration and configuration, and supply chain advisory services.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the common stock by the selling shareholders.
DESCRIPTION OF COMMON STOCK
          Avnet is authorized to issue 300,000,000 shares of common stock, par value $1.00 per share. At the close of business on December 29, 2005, Avnet had outstanding 145,957,636 shares of common stock, including 6,960 treasury shares. All outstanding shares of common stock are fully paid and nonassessable.
          The holders of shares of Avnet’s common stock have equal rights to dividends from funds legally available for the payment of dividends when, as and if declared by Avnet’s board of directors, and are entitled, upon liquidation, to share ratably in any distribution in which holders of common stock participate. The common stock is not redeemable, has no preemptive or conversion rights and is not liable for assessments or further calls. The holders of shares of Avnet’s common stock are entitled to one vote for each share at all meetings of shareholders.
          The transfer agent and registrar for Avnet’s common stock is Wachovia Bank, N.A. Avnet’s common stock is listed on the New York Stock Exchange.
          Under its certificate of incorporation, Avnet is authorized to issue up to 3,000,000 shares of preferred stock, in series. For each series of preferred stock, Avnet’s board of directors may fix the relative rights, preferences and limitations as between the shares of such series, the shares of other series of Avnet preferred stock, and the shares of Avnet common stock. No shares of Avnet preferred stock are outstanding.
Board of Directors
          Although New York law permits the certificate of incorporation of a New York corporation to provide for cumulative voting in the election of directors, Avnet’s certificate of incorporation does not so provide.
          New York law permits the certificate of incorporation or by-laws of a New York corporation to divide its directors into as many as four classes with staggered terms of office. However, Avnet’s certificate and by-laws do not so provide for a classified board of directors. Therefore, all of its directors are elected annually for one-year terms.
          Under New York law, shareholders may remove any or all directors for cause. New York law also allows directors to be removed without cause if provided in the certificate of incorporation. The Avnet certificate of incorporation authorizes any or all of the directors to be removed with or without cause at any time by the vote of the holders of a majority of the stock of Avnet and provides that the terms of the removed directors shall forthwith terminate.
          New York law provides that newly created directorships resulting from an increase in the number of directors and vacancies arising for any reason may be filled by vote of the board of directors, whether or not constituting a quorum, except that:
•	vacancies resulting from the removal of directors without cause may be filled only by a vote of the shareholders, unless the certificate of incorporation or a specific provision of a by-law adopted by the shareholders provides that such a vacancy may be filled by a vote of the board of directors; and

•	the certificate of incorporation or by-laws may provide that all newly created directorships and vacancies may be filled only by a vote of the shareholders.
          The Avnet by-laws provide that any vacancy created by the removal of a director by the shareholders with cause may be filled only by a vote of the shareholders, and that any vacancy created for any other reason may be filled by a vote of the board of directors or the shareholders.
Power to Call Special Shareholders Meetings
          Under New York law, a special meeting of shareholders may be called by the board of directors and by such person or persons as may be authorized to do so in the certificate of incorporation or by-laws. In addition, if an annual shareholder meeting has not been held for a certain period of time and a sufficient number of directors were not elected to conduct the business of the corporation, the board must call a special meeting for the election of directors. If the board fails to do so, or sufficient directors are not elected within a certain period of time, holders of 10% of the votes of the shares entitled to vote in an election of directors may call a special meeting for such an election.
Actions by Written Consent of Shareholders
          New York law provides that any action which may be taken by shareholders by vote may be taken without a meeting by written consent, signed by holders of all outstanding shares entitled to vote, or if authorized by the certificate of incorporation, by holders of the minimum number of shares necessary to authorize the action at a meeting of shareholders at which all shares entitled to vote are present and voted. The Avnet certificate of incorporation does not authorize shareholders to act by less than unanimous written consent.
Dividends and Repurchases of Shares
          Under New York law, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after a dividend or distribution must at least equal the amount of the corporation’s stated capital. A corporation may declare and pay dividends or make other distributions except when the corporation is currently insolvent or would thereby be made insolvent or when the declaration, payment or distribution would be contrary to any restrictions contained in its certificate of incorporation.
Approval of Certain Business Combinations and Reorganizations
          Under New York law, two-thirds of the votes of all outstanding shares entitled to vote thereon are required to approve mergers, consolidations, share exchanges or sales, leases or other dispositions of all or substantially all the assets of a corporation if not made in the usual or regular course of business. New York law was amended in 1998 to permit a New York corporation then in existence to reduce the required vote to a majority of the outstanding shares. Pursuant to this amendment, Avnet’s certificate of incorporation provides that such transactions shall be approved by a majority of the outstanding shares entitled to vote thereon.
Business Combination Following a Change in Control
          New York law prohibits any business combination (defined to include a variety of transactions, including mergers, consolidations, sales or dispositions of assets, issuances of stock, liquidations, reclassifications and the receipt of certain benefits from the corporation, including loans or guarantees) with, involving or proposed by any interested shareholder (defined generally as any person that beneficially owns, directly or indirectly, 20% or more of the outstanding voting stock of a New York corporation or any person that is an affiliate or associate of a New York corporation and at any time within the past five years was a beneficial owner of 20% or more of the outstanding voting stock) for a period of five years after the date on which the interested shareholder first became an interested shareholder, unless the transaction is approved by the board of directors prior to the date on which the interested shareholder became an interested shareholder. After this five-year period, a business combination between a New York corporation and the interested shareholder is prohibited unless either certain “fair price” provisions are complied with or the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested shareholder. Under New York law, corporations may elect not to be governed by the statute described above, but Avnet’s certificate of incorporation does not contain such an election.

Dissenters’ Appraisal Rights
          Under New York law, any shareholder of a corporation has the right to obtain payment for the fair value of the shareholder’s shares in the event of
•	certain amendments or changes to the certificate of incorporation adversely affecting the rights of the shareholder,

•	certain mergers or consolidation of the corporation if the shareholder is entitled to vote thereon,

•	a merger or consolidation where the shareholder is not entitled to vote or if the shareholder’s shares will be canceled or exchanged for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation,

•	certain sales, leases, exchanges or other dispositions of all or substantially all of the assets of the corporation which require shareholder approval other than a transaction solely for cash, and

•	certain share exchanges.
          However, no appraisal rights will be available in a merger to a shareholder of the surviving corporation whose rights are not adversely affected or whose shares were, at the record date to vote on the plan of merger, either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.
SELLING SHAREHOLDERS
          Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
PLAN OF DISTRIBUTION
          We will set forth in the applicable prospectus supplement a description of the plan of distribution of the common stock that may be offered under this prospectus.
LEGAL MATTERS
          The validity of any offered securities will be passed upon for Avnet by David R. Birk, its Senior Vice President, General Counsel and Secretary. Mr. Birk beneficially owns 261,365 shares of Avnet’s common stock, which includes 232,465 shares issuable upon exercise of employee stock options and 14,556 allocated but not yet delivered incentive shares. Certain legal matters with respect to offered securities will be passed upon for the underwriters, dealers or agents, if any, by their counsel.
EXPERTS
          The consolidated financial statements of Avnet, Inc. and subsidiaries as of July 2, 2005 and July 3, 2004, and for each of the years in the three-year period ended July 2, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of July 2, 2005, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses in connection with the registration of the securities being offered hereby. All amounts are estimates.

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		25,000.00
Accounting fees and expenses		15,000.00
Printing and engraving expenses		1,500.00
Miscellaneous		10,000.00

Total		$51,500.00

*	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement.
Item 15. Indemnification of Directors and Officers
          Section 6.6 of the registrant’s By-laws provides as follows:
“Indemnification of Directors and Officers”
   “The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other enterprise which any director or officer of the Corporation served in any capacity, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served such other enterprise in any capacity at the request of the Corporation. Expenses incurred by any such person in defending any such action or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action or proceeding promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any constituent or subsidiary corporation (including any constituent of a constituent or subsidiary of a subsidiary) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.”
          Section 721 of the New York Business Corporation Law (the “B.C.L.”) provides that no indemnification may be made to or on behalf of any director or officer of the registrant if “a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.”
          The rights granted under Section 6.6 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against “amounts paid in settlement and reasonable expenses, including attorneys’ fees,” actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against “judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees,” actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is “successful, on the merits or otherwise,” in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).
          A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors’ or officers’ acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).
          The registrant’s directors and officers are currently covered as insureds under directors’ and officers’ liability insurance. Such insurance is subject to renewal in August of 2006 and provides coverage for directors and officers of the registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act.
Item 16. Exhibits

Incorporation by Reference
(where a report or registration statement is
indicated below, that document has been
previously filed with the SEC and the
Exhibit		applicable exhibit is incorporated by
Number	Description	reference thereto)
4.2	Registration Rights Agreement, dated as of July 5, 2005, between Avnet, Inc. and certain shareholders of Memec Group Holdings Limited.	Exhibit 99.2 to our Form 8-K filed on July 11, 2005.

5.1	Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.	Filed herewith.

23.1	Consent of KPMG LLP.	Filed herewith.

23.2	Consent of David R. Birk, Esq.	Included in Exhibit 5.1 filed herewith.

24.1	Power of Attorney	Included on signature pages hereto.

Item 17. Undertakings
(1)	The undersigned registrant hereby undertakes:
a.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i.	to include any prospectus required by section 10(a)(3) of the Securities Act;

ii.	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in this Registration Statement;
b.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(2)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(4)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that for the purposes of determining any liability under the Securities Act:
a.	The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

b.	Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	The undersigned hereby undertakes that, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

d.	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on December 30, 2005.

AVNET, INC.
By:	/s/ Raymond Sadowski
Raymond Sadowski
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Raymond Sadowski, his or her true and lawful attorney-in-fact and agent with full and several power of substitution, for him and her or his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statements, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their subsidiaries, may lawfully do or cause to be done.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on December 30, 2005, by the following persons in the capacities indicated:

Signature	Title	Date
/s/ Roy Vallee Roy Vallee	Chairman of the Board, Chief Executive Officer and Director	December 30, 2005

/s/ Eleanor Baum Eleanor Baum	Director	December 30, 2005

/s/ J. Veronica Biggins J. Veronica Biggins	Director	December 30, 2005

/s/ Lawrence W. Clarkson Lawrence W. Clarkson	Director	December 30, 2005

/s/ Ehud Houminer Ehud Houminer	Director	December 30, 2005

/s/ James A. Lawrence James A. Lawrence	Director	December 30, 2005

Signature	Title	Date
/s/ Frank Noonan Frank Noonan	Director	December 30, 2005

/s/ Ray M. Robinson Ray M. Robinson	Director	December 30, 2005

/s/ Peter Smitham Peter Smitham	Director	December 30, 2005

/s/ Gary L. Tooker Gary L. Tooker	Director	December 30, 2005

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

23.1	Consent of KPMG LLP.